Exhibit 9.3

This SHAREHOLDER’S AGREEMENT, dated as of [            ], is between Deltek Systems, Inc., a Virginia corporation, and the undersigned (the “Shareholder”).

WHEREAS, the NMP Entities are the holders of capital stock and 8.00% subordinated debentures due 2015 (“Debentures”) issued by the Company; and

WHEREAS, the Shareholder and the Company wish to provide for certain arrangements with respect to the Shareholder’s rights to hold and dispose of the shares of Common Stock being purchased on the date hereof or hereafter acquired by the Shareholder.

NOW, THEREFORE, the parties hereto agree as follows:

Section 1. Definitions.

1.1 “Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person.

1.2 “Affiliate Securities” shall mean any securities issued by an Affiliate of the Company.

1.3 “Agreement” shall mean this Shareholder’s Agreement, as may be amended, restated, supplemented or modified from time to time.

1.4 “Board” shall mean the board of directors of the Company.

1.5 “Capital Transaction” shall mean any Stock Dividend, recapitalization (including any special dividend or distribution), reclassification, spin-off, partial liquidation or similar capital adjustments (including through merger or consolidation).

1.6 “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company; provided, that any references herein to the Common Stock owned by the Shareholder shall be deemed to be a reference to the Common Stock (i) being acquired by the Shareholder as of the date of this Agreement or (ii) acquired after the date hereof upon exercise of any options held by the Shareholder as of the date hereof or hereafter granted. There shall be included within the term Common Stock any common stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be issued after the date hereof in respect of, or in exchange for, shares of Common Stock pursuant to a Capital Transaction or otherwise.

1.7 “Company” shall mean Deltek Systems, Inc., a Virginia corporation, and shall include any successor thereto by merger, consolidation, acquisition of substantially all the assets thereof, or otherwise.

1.8 “Convertible Securities” shall mean (i) any options or warrants to purchase or other rights to acquire Common Stock, (ii) any securities by their terms convertible into or exchangeable for Common Stock, and (iii) any options or warrants to purchase or other rights to acquire any such convertible or exchangeable securities.

1.9 “Debentures” shall have the meaning ascribed to such term in the recitals.

1.10 “Distribution” or “Distributed” shall have the meaning ascribed to such term in Section 2.6(b).

1.11 “Expenses of Sale” shall mean all expenses incurred by the NMP Entities and their Affiliates in connection with any Transaction to the extent that such expenses are not paid or reimbursed by the Company.

1.12 “Family Member” shall have the meaning ascribed to such term in Section 2.1(b)(i).

1.13 “Holders” shall have the definition set forth in the Investor Rights Agreement.

1.14 “Investor Rights Agreement” shall mean the Investor Rights Agreement, dated as of April 22, 2005, by and among the NMP Entities, the Company and the other parties signatory to such agreement from time to time, as such agreement may be amended, restated, supplemented or modified from time to time; any reference herein to a section thereof shall be to such section as the same may be amended, restated, supplemented or modified from time to time.

1.15 “Legal Representative” shall mean the guardian, executor, administrator or other legal representative of the Shareholder. All references herein to the Shareholder shall be deemed to include references to the Shareholder’s Legal Representative, if any, unless the context otherwise requires.

1.16 “NMP Entities” shall mean New Mountain Partners II, L.P., a Delaware limited partnership, New Mountain Affiliated Investors II, L.P., a Delaware limited partnership, and Allegheny New Mountain Partners, L.P., a Delaware limited partnership.

1.17 “Permitted Transferee” shall have the meaning ascribed to such term in Section 2.1(b).

1.18 “Person” shall mean an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

1.19 “Public Offering” means a public offering of Common Stock pursuant to a registration statement (other than a Form S-8 or successor forms) filed with, and declared effective by, the Securities and Exchange Commission.

1.20 “Release Date” shall mean the date on which the Holders shall cease to own in the aggregate directly or indirectly securities (assuming (i) conversion, exercise or exchange of all outstanding Convertible Securities held by such Holders and (ii) that the exercise price of any warrants so deemed exercised was paid in cash) representing at least 15% of the total number of votes that may be cast in the general election of directors of the Company.

1.21 “Representative” shall have the meaning ascribed to such term in 5.13(b).

1.22 “Rule 144” shall mean 17 C.F.R. § 230.144 (as it may be in effect from time to time) promulgated by the Securities and Exchange Commission under the Securities Act.

1.23 “Rule 144 Notice” shall have the meaning ascribed to such term in Section 2.3(c).

1.24 “Sale Obligations” shall mean any liabilities and obligations (including liabilities and obligations for indemnification, amounts paid into escrow and post-closing adjustments) incurred by the NMP Entities and their Affiliates in connection with any Transaction.

1.25 “Section 2.3 Notice” shall have the meaning ascribed to such term in Section 2.3(a).

1.26 “Securities Act” shall mean the Securities Act of 1933, as amended.

1.27 “Selected Courts” shall have the meaning ascribed to such term in Section 5.3(b).

1.28 “Series A Preferred Stock” shall mean the Series A preferred stock, par value $0.001 per share, of the Company.

1.29 “Shareholder” shall have the meaning ascribed to such term in the introduction.

1.30 “Stock Dividend” shall mean any stock split, stock dividend, reverse stock split or similar transaction which changes the number of outstanding shares of capital stock of the Company.

1.31 “Third Party” shall mean any Person other than any of the NMP Entities or an Affiliate thereof or a partner of any of the NMP Entities or of an Affiliate thereof.

1.32 “Transaction” shall mean any sale pursuant to Section 2.2, 2.3 or 2.4.

Section 2. Rights and Restrictions on Common Stock.

2.1 No Sale or Transfer.

(a) The Shareholder shall not sell, transfer, assign, exchange, pledge, encumber or otherwise dispose of any shares of Common Stock owned by the Shareholder or grant any option or right to purchase such shares or any legal or beneficial interest therein or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of Common Stock owned by the Shareholder, except (i) to a Third Party or Third Parties in accordance with Section 2.2, 2.3 or 2.4 or (ii) as provided for in subsection (b) below.

(b) The Shareholder may transfer any shares of Common Stock owned by the Shareholder, but only to:

(i) any spouse, child (whether natural or adopted) or grandchild of the Shareholder (any such person, a “Family Member”);

(ii) any corporation or partnership which is controlled by the Shareholder or by any Family Member; or

(iii) a trust solely for the benefit of the Shareholder or any Family Member, the trustees of which are solely the Shareholder and/or Family Members or a corporation or partnership which is controlled by the Shareholder and/or Family Members

(the person or persons to which shares of Common Stock are transferred in accordance with this Section 2.1(b) being herein referred to as the “Permitted Transferee”); provided, that, for any transfer to the Permitted Transferee to be effective hereunder, the Permitted Transferee (which, in the case of a trust, shall include each person having authority to sell or dispose of such shares of Common Stock proposed to be transferred to the trust) shall agree in writing to be bound by all the terms of this Agreement applicable to the Shareholder (including Section 5.13(b)) as if the Permitted Transferee originally had been a party hereto; and provided, further, that for any transfer to a Permitted Transferee that is the spouse of the Shareholder to be effective hereunder, the Permitted Transferee shall execute an agreement satisfactory to the Company providing for rights of repurchase (at a price determined by the Board in good faith) by the Shareholder or the Company in the event of a divorce between such spouse and the Shareholder; and provided, further, that all of the shareholders of any Permitted Transferee that is a corporation and all of the partners of any Permitted Transferee that is a partnership and all beneficiaries of a Permitted Transferee that is a trust shall agree in writing not to transfer any shares they then own or may hereafter acquire in the corporate Permitted Transferee or any partnership or trust interests they then own or may hereafter acquire in the partnership or trust Permitted Transferee (or otherwise allow any action the effect of which would be to transfer control of the Permitted Transferee) except to a Person described in paragraph (i), (ii) or (iii) above that has made the same agreement in writing to the Company, so long as the corporate, partnership or trust Permitted Transferee shall own any shares of Common Stock. Any reference herein to the Shareholder shall be to both the Permitted Transferee and the Shareholder from and after the date the transfer is effected in accordance with this Section 2.1(b) to the extent of the shares of Common Stock transferred.

2.2 Participation in Sale of Capital Stock. The Shareholder, at the Shareholder’s option, may participate proportionately (as provided for below), and the NMP

Entities shall allow the Shareholder to participate, in any sale (other than a Public Offering or pursuant to Rule 144, which shall be governed by Section 2.3) of all or a portion of the capital stock owned by any of the NMP Entities to any Third Party. The Company shall notify the Shareholder in writing of the NMP Entities’ intention to effect such a sale to a Third Party, the identity of the Third Party and the nature and per share amount of consideration to be paid by the Third Party, at least ten days before the closing of any such proposed sale. The NMP Entities shall provide such information to the Company as promptly as practicable to enable the Company to comply with the foregoing sentence. Any sale of shares of Common Stock by the Shareholder pursuant to this Section 2.2 shall be for the same consideration per share, on substantially the same terms and subject to substantially the same conditions as the sale of shares of capital stock owned by the NMP Entities; provided, that the consideration per share, terms and conditions shall be adjusted as necessary to the extent the Shareholder and the NMP Entities are selling different types of capital stock; and provided, further, that there shall be no adjustment in the consideration per share in the event that that the NMP Entities are also selling shares of Series A Preferred Stock. The Shareholder will be entitled to sell, pursuant to this Section 2.2, the same percentage of his or her Common Stock as the NMP Entities sell of their capital stock in such sale (determined on the basis of the aggregate number of shares of Common Stock owned and the aggregate number of such shares of Common Stock being sold by the NMP Entities (assuming conversion, exchange or exercise of all Convertible Securities held by the NMP Entities and the Shareholder)). If the Shareholder sells any shares pursuant to this Section 2.2, the Shareholder shall pay and be responsible for the Shareholder’s proportionate share of the Expenses of Sale and the Sale Obligations.

2.3 Participation in a Public Offering of Common Stock; Rule 144 Sales

(a) If the NMP Entities propose to sell all or any portion of the shares of Common Stock owned by the NMP Entities in a Public Offering, the Shareholder shall be entitled to participate proportionately in such Public Offering by selling in the Public Offering the same percentage of the Shareholder’s shares of Common Stock as the NMP Entities sell of their shares of Common Stock in the Public Offering (determined on the basis of the aggregate number of shares of Common Stock owned and the aggregate number of such shares of Common Stock being sold by the NMP Entities (assuming conversion, exchange or exercise of all Convertible Securities held by the NMP Entities and the Shareholder)). The Company shall notify the Shareholder in writing of the NMP Entities’ intention to effect such Public Offering at least ten business days, or such shorter time as the Company deems practicable, before the effective date of the registration statement relating to such Public Offering (the “Section 2.3 Notice”) and shall cause the Shareholder’s shares to be sold in such Public Offering to be included therein. If the Shareholder wishes to participate in such Public Offering, the Shareholder shall notify the Company in writing within three business days after receipt of the Section 2.3 Notice of the Shareholder’s intention to participate in such Public Offering, including the number of shares with respect to which the Shareholder will so participate. Any failure by the Shareholder to so notify the Company within such three business-day period shall be deemed an election by the Shareholder not to participate in such Public Offering with respect to any of the Shareholder’s shares. If the Shareholder sells any shares pursuant to this Section 2.3, the Shareholder shall pay and be responsible for the Shareholder’s proportionate share of the

Expenses of Sale and the Sale Obligations, including indemnifying the underwriters of such Public Offering, on a proportionate basis, to the same extent as the NMP Entities are required to indemnify such underwriters. If the Shareholder sells any shares pursuant to this Section 2.3, the Shareholder shall be entitled to all of the rights and be bound by all of the obligations of a “Participating Holder” under Sections 2.1(g), 2.3(a)(iii), 2.3(a)(vi), 2.3(a)(viii) (to the extent such section relates to the provision of an earnings statement), 2.3(a)(xix) and 2.3(a)(xx), the last two sentences of Section 2.4(a) and Sections 2.4(b) and 2.6 of the Investor Rights Agreement, and shall be entitled to all of the rights and be bound by all of the obligations of a “Holder” under Sections 2.2(b), 2.3(c), 2.6 and 2.8 of the Investor Rights Agreement.

(b) In connection with any proposed Public Offering of securities of the Company, whether by any of the NMP Entities or the Company or otherwise, and whether or not the Shareholder is participating therein, the Shareholder agrees (i) to supply any information reasonably requested by the Company in connection with the preparation of a registration statement and/or any other documents relating to such Public Offering, (ii) to execute and deliver any agreements and instruments reasonably requested by the Company to effectuate such Public Offering, including an underwriting agreement, a custody agreement and a “hold back” agreement pursuant to which the Shareholder will agree not to sell or purchase any securities of the Company (whether or not such securities are otherwise governed by this Agreement) for the same period of time following the Public Offering as is agreed to by the NMP Entities with respect to themselves and (iii) to otherwise comply with the provisions of Section 2 of the Investor Rights Agreement applicable to the Participating Holders (as defined therein). If the Company requests that the Shareholder take any of the actions referred to in clause (i), (ii) or (iii) of the previous sentence, the Shareholder shall take such action promptly but in any event within five days following the date of such request.

(c) If the NMP Entities sell all or any portion of the shares of Common Stock owned by the NMP Entities in a transaction effected under Rule 144, the NMP Entities shall give written notice to the Company (the “Rule 144 Notice”) within five business days following such sale, with such notice stating the date of such sale and the percentage of shares sold by the NMP Entities and the Company shall promptly notify the Shareholder of such Rule 144 Notice. For a period of 30 days after the date of the Rule 144 Notice, the Shareholder shall be entitled to sell, in a transaction effected under Rule 144 (if the sale by the Shareholder otherwise meets the requirements of Rule 144), the same percentage of the Shareholder’s shares of Common Stock as the NMP Entities have sold of their shares of Common Stock in the transaction effected under Rule 144 (determined on the basis of the aggregate number of shares of Common Stock owned and the aggregate number of such shares of Common Stock being sold by the NMP Entities (assuming conversion, exchange or exercise of all Convertible Securities held by the NMP Entities and the Shareholder)).

2.4 Required Participation in Sale of Securities by the NMP Entities. Notwithstanding any other provision of this Agreement to the contrary, if the NMP Entities shall propose to sell (including by exchange, in a business combination or otherwise) all or any portion of their shares of capital stock or Debentures in a bona fide arm’s-length transaction, or the Company proposes to sell or otherwise transfer for value all or substantially all of the stock, assets or business (whether by merger, sale or otherwise) of the Company, (i) the NMP Entities, at their option, may require, in the case of a sale of capital stock or Debentures by the NMP Entities, that the Shareholder sell a proportionate amount of the Shareholder’s shares of Common Stock (determined on the same basis described in Section 2.2) and waive any appraisal right that the Shareholder may have in connection with the Transaction and, (ii) in any case, if Shareholder approval of the Transaction is required and the Shareholder is entitled to vote thereon, the Shareholder shall vote all of the Shareholder’s shares of Common Stock in favor of such Transaction. Any sale of shares of Common Stock by the Shareholder pursuant to this Section 2.4 shall be for the same consideration per share, on substantially the same terms and subject to substantially the same conditions as the sale of shares of capital stock or Debentures, as applicable, owned by the NMP Entities; provided, that the consideration per share, terms and conditions shall be adjusted as necessary to the extent the Shareholder and the NMP Entities are selling different types of capital stock; and provided, further, that there shall be no adjustment in the consideration per share in the event that that the NMP Entities are also selling shares of Series A Preferred Stock. If the Shareholder sells any shares pursuant to this Section 2.4, the Shareholder shall pay and be responsible for the Shareholder’s proportionate share of the Expenses of Sale and the Sale Obligations.

2.5 Option to Pay Cash. Notwithstanding anything contained to the contrary in Section 2.2 or 2.4, in connection with a sale by the NMP Entities pursuant to Section 2.2 or 2.4 where the consideration in such sale consists of or includes securities, if the sale of such securities to the Shareholder would require either a registration statement under the Securities Act, or preparation of a disclosure statement pursuant to Regulation D (or any successor regulation) under the Securities Act, or a similar provision of any state securities law, and such registration statement or disclosure statement is not otherwise being prepared in connection with the sale, then, at the option of the NMP Entities, the Shareholder may receive, in lieu of such securities, the fair market value of such securities in cash, as determined in good faith by the Board, whose determination shall be final and binding.

2.6 Termination of Restrictions and Rights.

(a) Notwithstanding any other provision of this Agreement to the contrary, but subject to the restrictions of all applicable federal and state securities laws, including the restrictions in this Agreement relating thereto, from and after the Release Date (i) any and all shares of Common Stock owned by the Shareholder may be sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of (and the Shareholder may grant any option or right to purchase such shares or any legal or beneficial interest therein, or may continue to hold such shares), free of the restrictions contained in this Agreement and (ii) the Shareholder shall no longer be entitled to any of the rights contained in this Agreement except those rights set forth in Section 2.3, which shall continue until the NMP Entities no longer hold any shares of capital stock. Without limiting the generality of the foregoing, from and after the Release Date, the provisions of this Section 2 (other than this Section 2.6(a)) shall terminate and have no further force or effect.

(b) Notwithstanding any other provision of this Agreement to the contrary, but subject to the restrictions of all applicable federal and state securities laws, including the restrictions in this Agreement relating thereto, if the NMP Entities distribute all or any portion of the shares of Common Stock owned by the NMP Entities to their limited partners in a pro rata distribution (based upon the limited partners’ relative partnership interests) made to all of their limited partners (“Distribute” or a “Distribution”), then the Shareholder shall be released from all obligations and restrictions, and shall no longer be entitled to any of the rights, contained in this Agreement, including those arising under Sections 2.2, 2.3 and 2.4, with respect to the percentage of the Shareholder’s shares of Common Stock as the NMP Entities have Distributed (determined on the basis of the aggregate number of shares of Common Stock owned and the aggregate number of such shares of Common Stock being Distributed by the NMP Entities (assuming conversion, exchange or exercise of all Convertible Securities held by the NMP Entities)). The NMP Entities shall notify the Shareholder in writing of any Distribution no later than 30 days after any such Distribution.

Section 3. Stock Certificate Legend. All certificates representing shares of Common Stock acquired simultaneously herewith or hereafter by the Shareholder (unless registered under the Securities Act, and the rules and regulations promulgated thereunder) shall bear the following legend:

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any applicable state securities laws. The securities may not be offered for sale, sold, transferred or otherwise disposed of except in compliance with such Act or laws and except in accordance with the provisions of a Shareholders’ Agreement with the Company, a copy of which is available for inspection at the offices of the Company.”

Section 4. Representations, Warranties and Agreements of the Shareholder.

(a) Investment Intent; Authority. This Agreement is made with the Shareholder in reliance upon the Shareholder’s representation to the Company, evidenced by the Shareholder’s execution of this Agreement, that the Shareholder is acquiring the Common Stock for investment for the Shareholder’s own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act and/or any applicable state securities laws. The Shareholder has the full right, power, authority and capacity to enter into and perform this Agreement and the Agreement will constitute a valid and binding obligation upon the Shareholder, except as the same may be limited by bankruptcy, insolvency, moratorium, and other laws of general application affecting the enforcement of creditors’ rights.

(b) Accredited Investor. The Shareholder represents and warrants that the Shareholder is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act.

(c) Securities Not Registered. The Shareholder understands and acknowledges that the shares of Common Stock acquired simultaneously herewith will not be registered under the Securities Act on the grounds that such offering and sale of securities are exempt from registration under the Securities Act, and that the Company’s reliance upon such exemption is predicated upon the Shareholder’s representations set forth in this Agreement. The Shareholder acknowledges and understands that the resale of the Common Stock may be restricted indefinitely unless such Common Stock is subsequently registered under the Securities Act and/or any applicable state securities law, or an exemption from such registration is available. The Shareholder acknowledges that the Company is under no obligation to the Shareholder to effect any registration with respect to the Common Stock or to file for or comply with any exemption from registration other than as provided for in this Agreement.

(d) Knowledge and Experience. The Shareholder (i) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the Shareholder’s prospective investment in the Common Stock; (ii) has the ability to bear the economic risks of the Shareholder’s prospective investment; and (iii) has had all questions which have been asked by the Shareholder satisfactorily answered by the Company.

(e) Other Company Equity Programs. The Shareholder agrees the ownership or acquisition of Common Stock pursuant hereto does not entitle the Shareholder to participate in any equity program of the Company, whether now existing or hereafter established.

Section 5. Miscellaneous.

5.1 Distributions. In the event of any dividend, distribution or exchange paid or made in respect of the Common Stock consisting of Affiliate Securities, (a) the restrictions and rights with respect to the Common Stock that are contained in this Agreement shall be applicable to the Affiliate Securities without further action of the parties (with the references to Common Stock being deemed references to the Affiliate Securities and the references to the Company being deemed references to the Affiliate), and (b) as a condition precedent to the receipt of the Affiliate Securities by the Shareholder, the Shareholder shall enter into a shareholders’ agreement containing terms substantially equivalent to those contained herein with respect to the Affiliate Securities (but reflecting the economics of the dividend, distribution or exchange and the capitalization of the Affiliate). The Board, in good faith, shall determine such terms and its determination shall be final and binding on the Shareholder.

5.2 Further Assurances. Each party hereto shall cooperate with each other party, shall do and perform or cause to be done and performed all further acts and things, and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.3 Governing Law; Venue; Service of Process; Waiver of Jury Trials.

(a) Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

(b) Venue and Service of Process. By execution and delivery of this Agreement, each of the parties hereto hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of the federal and state courts located in the State of New York in New York County (collectively, the “Selected Courts”) for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and agrees not to commence any action or proceeding relating thereto except in the Selected Courts, provided, that, a party may commence any action or proceeding in a court other than a Selected Court solely for the purpose of enforcing an order or judgment issued by one of the Selected Courts; (ii) consents to service of any process, summons, notice or document in any action or proceeding by registered first-class mail, postage prepaid, return receipt requested or by nationally recognized courier guaranteeing overnight delivery in accordance with Section 5.6 hereof and agrees that such service of process shall be effective service of process for any action or proceeding brought against it in any such court, provided, that, nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law; (iii) waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the Selected Courts; and (iv) waives and agrees not to plead or claim in any court that any such action or proceeding brought in any such Selected Court has been brought in an inconvenient forum.

(c) Waiver of Jury Trial. WITH RESPECT TO ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EACH OF THE PARTIES HEREBY IRREVOCABLY, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREES THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. SUCH ACTION OR PROCEEDING SHALL INSTEAD BE TRIED IN A SELECTED COURT BY A JUDGE SITTING WITHOUT A JURY.

5.4 Specific Performance. The parties hereto acknowledge that there will be no adequate remedy at law for a violation of any of the provisions of this Agreement and that, in addition to any other remedies which may be available, all of the provisions of this Agreement shall be specifically enforceable in accordance with their respective terms.

5.5 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Agreement is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

5.6 Notices. Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, (ii) facsimile during normal business hours, with confirmation of receipt, to the number indicated, (iii) reputable commercial overnight delivery service courier or (iv) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

(a)	If to the Company:

Deltek Systems, Inc.

13880 Dulles Corner Lane

Herndon, VA 20171

Attention: Chief Executive Officer

Facsimile: (703) 734-1146

(b)	With a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention Aviva F. Diamant, Esq.

Facsimile (212) 859-4000

(c) If to the Shareholder, to the address set forth below the Shareholder’s signature, and if to the Legal Representative, to such Person at the address of which the Company is notified in accordance with this Section 5.6.

(d) All such notices, requests, consents and other communications shall be deemed to have been given when received. Any party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

5.7 Binding Effect; Assignment; Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and any of their respective successors, personal representatives and permitted assigns who agree in writing to be bound by the terms hereof. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Shareholder without the prior written consent of the Company. In addition, each of the NMP Entities shall be a third-party beneficiary of this Agreement and shall be entitled to enforce this Agreement. In connection with the transfer of any securities of the Company held by an NMP Entity, each NMP Entity shall be entitled to assign its rights hereunder (including its rights as a third-party beneficiary) to an Affiliate of such NMP Entity or a partner of such NMP Entity or Affiliate and, subject to such NMP Entities’ compliance with Section 2.2, if applicable, to a Third Party.

5.8 Amendments and Waivers. This Agreement and any of the provisions hereof may be amended, waived (either generally or in a particular instance and either retroactively or prospectively), modified or supplemented, in whole or in part, only by written agreement signed by the Company, the Shareholder and the NMP Entities; provided, that, the observance of any provision of this Agreement may be waived in writing by the party that will lose the benefit of such provision as a result of such waiver. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

5.9 Counterparts. This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

5.10 Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

5.11 Withholding. The Company shall have the right to deduct from any amount payable under this Agreement any taxes or other amounts required by applicable law to be withheld. The Shareholder agrees to indemnify the Company against any federal, state and local withholding taxes for which the Company may be liable in connection with the Shareholder’s acquisition, ownership or disposition of any Common Stock.

5.12 Defaults. A default by any party to this Agreement in such party’s compliance with any of the conditions or covenants hereof or performance of any of the obligations of such party hereunder shall not constitute a default by any other party.

5.13 Possession of Certificates; Power of Attorney.

(a) In order to provide for the safekeeping of the certificates representing the shares of Common Stock held by the Shareholder pursuant hereto and to facilitate the enforcement of the terms and conditions hereof, at any time requested by the Company or the NMP Entities (i) the Shareholder shall redeliver to the Company, and the Company shall retain physical possession of, all certificates representing shares of Common Stock held by the Shareholder pursuant hereto and (ii) the Shareholder shall deliver to the Company an undated stock power, duly executed in blank, for each such certificate. The Shareholder shall be relieved of any obligation otherwise imposed by this Agreement to deliver certificates representing shares of Common Stock if the same are in the custody of the Company. After the Release Date, upon written request by the Shareholder therefor, the Company shall deliver to the Shareholder any certificates in its custody representing the Shareholder’s shares of Common Stock.

(b) The Shareholder hereby irrevocably appoints the NMP Entities, and each of them (individually and collectively, the “Representative”), the Shareholder’s true and lawful agent and attorney-in-fact, with full powers of substitution, to act in the Shareholder’s name, place and stead, to do or refrain from doing all such acts and things, and to execute and deliver all such documents, as the Representative shall deem necessary or appropriate in connection with a Public Offering (whether or not the Shareholder is participating in such Public Offering) or a sale pursuant to Section 2.2 or 2.4 hereof, to execute and deliver on behalf of the Shareholder a purchase and sale agreement and any other agreements and documents that the Representative deems necessary in connection with any such sale, and in the case of a Public Offering, to execute and deliver on behalf of the Shareholder an underwriting agreement, a “hold back” agreement, a custody agreement, a power of attorney and any other agreements and documents that the Representative deems necessary in connection with any such Public Offering, and in the case of any sale pursuant to Section 2.2 or 2.4 and any Public Offering pursuant to Section 2.3(a), to receive on behalf of the Shareholder the proceeds of the sale or Public Offering of the Shareholder’s shares, to hold back from any such proceeds any amount that the Representative deems necessary to reserve against the Shareholder’s share of any Expenses of Sale and Sale Obligations and to pay such Expenses of Sale and Sale Obligations. The Shareholder hereby ratifies and confirms all that the Representative shall do or cause to be done by virtue of its appointment as the Shareholder’s agent and attorney-in-fact. In acting for the Shareholder pursuant to the appointment set forth in this Section 5.13(b), the Representative shall not be responsible to the Shareholder for any loss or damage the Shareholder may suffer by reason of the performance by the Representative of its duties under this Agreement, except for loss or damage arising from willful violation of law or gross negligence by the Representative in the performance of its duties hereunder. The appointment of the Representative shall be deemed coupled with an interest and as such shall be irrevocable and shall survive the death, incompetency, mental illness or insanity of the Shareholder, and any Person dealing with the

Representative may conclusively and absolutely rely, without inquiry, upon any act of the Representative as the act of the Shareholder in all matters referred to in this Section 5.13(b).

5.14 Consent to Electronic Notice. In accordance with Section 13.1-610 of the Virginia Stock Corporation Act, the Shareholder hereby consents to receive notice from the Company under any applicable provision of the Virginia Stock Corporation Act at the email address set forth below the Shareholder’s signature.

5.15 General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), and references herein to Sections refer to Sections of this Agreement. Words of inclusion shall not be construed as terms of limitation herein, so that references to “include,” “includes” and “including” shall not be limiting and shall be regarded as references to non-exclusive and non-characterizing illustrations.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties hereto, all as of the date first above written.

DELTEK SYSTEMS, INC.

By:
Name:
Title:

SHAREHOLDER

[ ]

Address:

E-mail address:

NMP Entities Acknowledgment of Shareholder’s Participation Rights

The undersigned hereby agree to be bound by the provisions of Sections 2.2 and 2.3 of the foregoing Shareholder’s Agreement.

NEW MOUNTAIN PARTNERS II, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:
Name:	Steven B. Klinsky
Title:	Managing Member

NEW MOUNTAIN AFFILIATED INVESTORS II, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:
Name:	Steven B. Klinsky
Title:	Managing Member

ALLEGHENY NEW MOUNTAIN PARTNERS, L.P.

By:	New Mountain Investments II, L.L.C.,
its general partner

By:
Name:	Steven B. Klinsky
Title:	Managing Member

Spousal Acknowledgment

The undersigned acknowledges that the undersigned has read the foregoing Agreement between Deltek Systems, Inc., and the undersigned’s spouse and understands that the undersigned’s spouse holds shares of Common Stock subject to the provisions of such Agreement and agrees to be bound by the foregoing Agreement.

Shareholder’s Spouse

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